Exhibit 16.2

April 26, 2010

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read American Church Mortgage Company (commission file number 33-87570)
statements included under Item 4.01 of its Form 8-K/A filed on April 26, 2010 and we agree with such statements concerning our firm.

                      /s/  Boulay, Heutmaker, Zibell & Co. P.L.L.P.